EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, US$0.0001 par value per share, of Quhuo Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 10, 2021.

SBCVC HOLDINGS LIMITED

By:	/s/ Chauncey Shey
Name:	Chauncey Shey
Title:	Director

Lin Ye Song

/s/ Lin Ye Song
Lin Ye Song

STAR PIONEER INVESTMENT HOLDINGS LIMITED

By:	/s/ Lin Ye Song
Name:	Lin Ye Song
Title:	Director

SBCVC LIMITED

By:	/s/ Chauncey Shey
Name:	Chauncey Shey
Title:	Director

SBCVC MANAGEMENT IV, L.P.

By:	/s/ Chauncey Shey
Name:	Chauncey Shey
Title:	Director of SBCVC Limited, acting as general
partner of SBCVC Management IV, L.P.

SBCVC FUND IV, L.P.

By:	/s/ Chauncey Shey
Name:	Chauncey Shey
Title:	Director of SBCVC Management IV, L.P.,
acting as general partner of SBCVC Fund IV, L.P.